Exhibit 10.12

ARKO PETROLEUM Corp.
2026 INCENTIVE COMPENSATION PLAN

_________________________

Restricted STOCK unit AGREEMENT
FOR
____________________

1.
Grant of Restricted Stock Units. ARKO PETROLEUM CORP. (the “Company”) hereby grants, as of ________, 20__ (the “Grant Date”), to ______________ (the “Recipient”), the right to receive, at the times specified in Section 2 hereof, ______ Shares of the Company (collectively the “RSUs”), together with any Dividend Equivalent RSUs (as defined below) credited pursuant to Section 4A hereof. The RSUs and any Dividend Equivalent RSUs shall be subject to the terms, provisions and restrictions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and the ARKO PETROLEUM CORP. 2026 Incentive Compensation Plan, as may be amended from time to time (the “Plan”), which is incorporated herein for all purposes. As a condition to entering into this Agreement, and to the issuance of any Shares, the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.
2.
Vesting of RSUs. The RSUs granted hereunder shall be immediately fully vested as of the Grant Date.
3.
Settlement of the RSUs. The Company shall deliver to the Recipient the number of Shares corresponding to the RSUs granted hereunder, together with the number of Shares corresponding to any Dividend Equivalent RSUs credited pursuant to Section 4A hereof, as soon as practicable on or after the earlier of (a) the date on which the Recipient’s Continuous Service with the Company and its Related Entities is terminated for any reason or (b) a Change in Control of the Company, provided that the Change in Control is deemed to also be a change in control or a change in effective control of the Company under Section 409A of the Code and the treasury regulations promulgated thereunder (in each case, the “Settlement Date”).
4.
Rights with Respect to RSUs. Except as otherwise provided in this Section 4, Section 4A or the Plan, the Recipient shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs or any Dividend Equivalent RSUs unless and until those Shares are delivered to the Recipient in settlement thereof in accordance with Section 3 hereof. On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

4.A. Dividend Equivalent Rights.

(a)
Crediting of Dividend Equivalents. If the Company pays a cash dividend on its Shares on or after the Grant Date and prior to the Settlement Date, the Recipient shall be credited with a number of additional RSUs (each, a “Dividend Equivalent RSU”) equal to the number of whole Shares (valued at Fair Market Value on such date) that could be purchased on such cash dividend date with the aggregate dollar amount of the cash dividend that would have been paid on the RSUs granted under this Agreement (including any previously credited Dividend Equivalent RSUs hereunder) had the RSUs been issued as Shares. The Dividend Equivalent RSUs credited under this Section 4A shall be subject to the same terms and conditions applicable to the RSUs originally awarded hereunder, including, without limitation, for purposes of vesting and the crediting of additional Dividend Equivalents RSUs as described in Sections 4A(b) and (c) hereof.
(b)
Cumulative Crediting. Dividend Equivalent RSUs credited pursuant to Section 4A(a) shall themselves be treated as RSUs for purposes of calculating additional Dividend Equivalent RSUs with respect to any subsequent cash dividends paid prior to the Settlement Date. Dividend Equivalent RSUs shall accumulate over the period from the Grant Date through the Settlement Date.
(c)
Vesting and Settlement. Each Dividend Equivalent RSU shall be fully vested upon being credited to the Recipient's account. All Dividend Equivalent RSUs shall be settled by delivery of Shares to the Recipient at the same time and in the same manner as the underlying RSUs are settled pursuant to Section 3 hereof. For the avoidance of doubt, the Settlement Date for Dividend Equivalent RSUs shall be the same Settlement Date applicable to the underlying RSUs.
5.
Transferability. The RSUs and Dividend Equivalent RSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement in accordance with this Agreement, other than by will or under the applicable laws of descent and distribution. Except as otherwise permitted pursuant to the first sentence of this Section 5, any attempt to effect a Transfer of any RSUs or Dividend Equivalent RSUs prior to the date on which the Shares have been delivered to the Recipient in settlement shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.
6.
Tax Matters. The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs and Dividend Equivalent RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.
7.
Amendment, Modification & Assignment. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the executors, administrators, heirs, successors and assigns of the Recipient and on the successors and assigns of the Company.
8.
Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
9.
Miscellaneous.
(a)
No Right to (Continued) Employment or Service. This Agreement and the grant of RSUs and Dividend Equivalent RSUs hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.
(b)
No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
(c)
Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs and Dividend Equivalent RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).
(d)
No Trust or Fund Created. Neither this Agreement nor the grant of RSUs and Dividend Equivalent RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.
(e)
Law Governing. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.
(f)
Interpretation. The Recipient accepts this award of RSUs and Dividend Equivalent RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.
(g)
Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
(h)
Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, by overnight courier, or by United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 8565 Magellan Parkway, Suite 400, Richmond, VA 23227, or to the General Counsel’s then current e-mail address, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section 9.
(i)
Compliance with Section 409A
(i)
It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement either comply with or fall within an exception to Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.
(ii)
Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the RSUs or Dividend Equivalent RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.
(iii)
Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.
(iv)
If required under Section 409A, then notwithstanding anything to the contrary in this Agreement or the Plan, if the Recipient is a “Specified Employee” (as defined below) then the delivery of Shares otherwise required to be made under this Agreement on account of the termination of the Recipient’s Continuous Service shall be made within thirty (30) days after the sixth (6th) month anniversary of the date of the termination of the Recipient’s Continuous Service or, if earlier, the date of the Recipient’s death if such deferral is required to comply with Section 409A of the Code. For purposes of this Agreement, a “Specified Employee” means any individual who, at the time of his or her separation from Continuous Service with the Company and its Related Entities, is a “key employee,” within the meaning of Section 416(i) of the Code, of the Company or any Related Entity, the stock of which is publicly traded on an established securities market or otherwise.
(j)
Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k)
Clawback. The Company may (i) cause the cancellation of the RSUs and Dividend Equivalent RSUs, (ii) require reimbursement of any benefit conferred under this Agreement to the Recipient or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Recipient may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Recipient agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Recipient’s Award Agreements may be unilaterally amended by the Company, without the Recipient’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
(l)
Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date set forth above.

COMPANY: ARKO PETROLEUM CORP. By: Name: Arie Kotler Title: President and Chief Executive Officer By: Name: Jordan Mann Title: Chief Financial Officer

The Recipient acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this award subject to all of the terms and provisions of the Plan and this Agreement. The Recipient further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

RECIPIENT: Name: ______________